As filed with the Securities and Exchange Commission on March 14, 2013
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________
TRANSCEPT PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
_______________________
Delaware
(State or other jurisdiction of incorporation or organization)
33-0960223
(IRS Employer Identification No.)
1003 W. Cutting Blvd., Suite #110
Point Richmond, California 94804
(Address of Principal Executive Offices) (Zip Code)
_______________________
2006 Incentive Award Plan
(Full title of the plan)
_______________________
Glenn A. Oclassen
President and Chief Executive Officer
Transcept Pharmaceuticals, Inc.
1003 W. Cutting Blvd., Suite #110
Point Richmond, California 94804
(Name and address of agent for service)
(510) 215-3500
(Telephone number, including area code, of agent for service)
 _______________________

Copy to: Alan Mendelson, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 Telephone: (650) 328-4600 Fax: (650) 463-2600
_______________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 Par Value	933,819	$5.16(2)	$4,818,506(2)	$657.24

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2006 Incentive Award Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)
This estimate is made pursuant to Rules 457(c) and 457(h) of the Securities Act for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $5.16, which is the average of the high and low prices for the registrant’s common stock as reported on The NASDAQ Global Market on March 12, 2013.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plan are exercised and/or vest.
_______________________

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 933,819 shares of the Registrant's common stock to be issued pursuant to the Registrant's 2006 Incentive Award Plan, for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective (File No. 333-180517).

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION
STATEMENT ON FORM S-8

The contents of the Registration Statement on Form S-8 (File No. 333-180517), filed with the Securities and Exchange Commission (the “Commission”) on April 2, 2012, are incorporated by reference herein, except as updated herein.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Point Richmond, State of California, on this 14nd day of March, 2013.

TRANSCEPT PHARMACEUTICALS, INC.

By:	/s/ Glenn A. Oclassen
Name: Glenn A. Oclassen
Title: Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Glenn A. Oclassen and Thomas P. Soloway, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Glenn A. Oclassen	President, Chief Executive Officer, and Director (principal executive officer)	March 14, 2013
Glenn A. Oclassen

/s/ Leone D. Patterson	Vice President, Finance and Chief Financial Officer (principal financial and accounting officer)	March 14, 2013
Leone D. Patterson

/s/ Christopher B. Ehrlich	Director	March 14, 2013
Christopher B. Ehrlich

/s/ Thomas D. Kiley	Director	March 14, 2013
Thomas D. Kiley

/s/ Jake R. Nunn	Director	March 14, 2013
Jake R. Nunn

/s/ G. Kirk Raab	Chairman of the Board of Directors	March 14, 2013
G. Kirk Raab

/s/ Frederick J. Ruegsegger	Director	March 14, 2013
Frederick J. Ruegsegger

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1(1)	Amended and Restated Certificate of Incorporation of Transcept Pharmaceuticals, Inc.

4.2(1)	Bylaws of Transcept Pharmaceuticals, Inc., as amended.

4.3(2)	Specimen Common Stock certificate of Transcept Pharmaceuticals, Inc.

4.4(2)	Form of Preferred Stock Purchase Warrant issued to certain TPI investors as of March 21, 2005.

4.5(2)	Preferred Stock Purchase Warrant issued by TPI to Hercules Technology Growth Capital, Inc., dated as of April 13, 2006.

4.6(3)	2005 Amended and Restated Investor Rights Agreement, dated as of December 21, 2005, by and between Novacea and purchasers of Novacea Series A, Series B and Series C Preferred Stock

4.7(4)	Amended and Restated Investor Rights Agreement, dated as of February 27, 2007, by and between TPI and purchasers of TPI Series A, Series B, Series C and Series D Preferred Stock.

4.8(4)	Termination Agreement, dated as of January 26, 2009, by and between TPI and purchasers of TPI Series A, Series B, Series C and Series D Preferred Stock.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in the signature page to this Registration Statement).

99.1(5)	2006 Incentive Award Plan, as amended and restated.

99.2(6)	Form of Option Agreement under 2006 Incentive Award Plan.

(1)	Incorporated by reference from the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2009.

(2)	Incorporated by reference from the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2009.

(3)	Incorporated by reference from the Registration Statement on Form S-1 (File No. 333-131741) filed with the Securities and Exchange Commission on February 10, 2006.

(4)	Incorporated by reference from the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 14, 2010.

(5)	Incorporated by reference from the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2010.

(6)	Incorporated by reference from the Registration Statement on Form S-8 (File No. 333- 172041) filed with the Securities and Exchange Commission on February 3, 2011.